UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 25, 2012

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terminal Drive, Plainview, New York  11803

(Address of principal executive offices)

(516) 677-0200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On April 30, 2012, Veeco Instruments Inc. (“Veeco” or the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2012.  In connection with the release and the related conference call, Veeco posted a presentation relating to its first quarter 2012 financial results on its website (www.veeco.com).  Copies of the press release and presentation are furnished as Exhibit 99.1 and Exhibit 99.2 to this report.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2012, the Company amended its employment agreement with John R. Peeler, its Chief Executive Officer.  The amendment extends the Company’s obligation to reimburse the reasonable housing expenses of Mr. Peeler in the Woodbury, New York area and his transportation expenses to/from the Woodbury area from/to his home in Maryland, including tax gross-up for these amounts, through April 25, 2015, and provides that such amounts shall not exceed $150,000 per year.  A copy of the amendment will be filed with the Commission in an upcoming filing.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

99.1	Press release issued by Veeco dated April 30, 2012

99.2	Veeco Q1 2012 Financial Results, Earnings Conference Call, April 30, 2012

The information in this report, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall this information or these exhibits be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2012	VEECO INSTRUMENTS INC.

	By:	/s/ Gregory A. Robbins
Name: Gregory A. Robbins
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Veeco dated April 30, 2012

99.2	Veeco Q1 2012 Financial Results, Earnings Conference Call, April 30, 2012